Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements presented below are derived from the historical audited consolidated financial statements of August Technology Corporation (collectively with its subsidiaries, the “Company”) and the DMSVision division of Inspex Inc. (“DMS”), which have been prepared on a carve-out basis of accounting.  The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with the Company treated as the acquirer, and as if the DMS acquisition had been completed as of the beginning of the periods presented for statements of operations purposes and as of June 30, 2004 for balance sheet purposes.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, the audited DMS Financial Statements which are exhibited with this form 8-K/A, and the notes accompanying the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the DMS acquisition occurred on the dates assumed, nor are they necessarily indicative of the Company’s future consolidated results of operations or financial position.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2004

(In thousands)

	Company	DMS (A)		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,592	$—		$(1,890	)(C)	$1,592
				1,890	(D)
Short-term marketable securities	44,888	—		—		44,888
Accounts receivable, net	15,200	—		—		15,200
Inventories	23,771	—		—		23,771
Prepaid expenses and other current assets	2,035	—		(210	)(C)	1,825
Total current assets	87,486	—		(210)		87,276

Property and equipment, net	4,798	2		(2	)(C)	4,798
Long-term marketable securities	5,980	—		(1,890	)(D)	4,090
Purchased technology, net	1,013	—		2,529	(C)	3,542
Goodwill	498	—		—		498
Other assets	648	—		—		648

Total assets	$100,423	$2		$427		$100,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,629	$—		$—		$7,629
Accrued compensation	1,842	—		—		1,842
Accrued liabilities	1,368	21		188	(C)	1,577
Customer deposits and deferred revenue	5,463	199		21	(C)	5,683
Total current liabilities	16,302	220		209		16,731

Other non-current liabilities	118	—		—		118
Total liabilities	16,420	220		209		16,849

Shareholders’ equity (deficit)	84,003	(218	)(B)	218	(C)	84,003

Total shareholders’ equity (deficit)	84,003	(218)		218		84,003

Total liabilities and shareholders’ equity	$100,423	$2		$427		$100,852

See accompanying notes to unaudited pro forma condensed combined financial statements.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)

	Company	DMS (E)		Pro Forma Adjustments		Pro Forma Combined

Net revenues	$40,323	$1,280		$—		$41,603
Net revenues from related parties	—	339		—		339
Total net revenues	40,323	1,619		—		41,942

Cost of revenues	18,290	264		—		18,554

Gross profit	22,033	1,355		—		23,388

Selling, general and administrative expenses	14,359	719		632	(G)	15,710
Research and development expenses	10,430	1,446	(F)	—		11,876
Operating loss	(2,756)	(810)		(632)		(4,198)

Interest income (expense)	407	—		(36	)(H)	371

Loss before provision for income taxes	(2,349)	(810)		(668)		(3,827)
Provision for income taxes	—	—		—		—
Net loss	$(2,349)	$(810)		$(668)		$(3,827)

Weighted average common shares:
Basic	14,381					14,381
Diluted	14,381					14,381

Net loss per share:
Basic	$(0.16)					$(0.27)
Diluted	$(0.16)					$(0.27)

See accompanying notes to unaudited pro forma condensed combined financial statements.

AUGUST TECHNOLOGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(In thousands, except per share amounts)

	Company	DMS	Pro Forma Adjustments		Pro Forma Combined

Net revenues	$36,255	$230	$—		$36,485
Net revenues from related parties	—	214			214
Total net revenues	36,255	444	—		36,699

Cost of revenues	16,117	75	—		16,192

Gross profit	20,138	369	—		20,507

Selling, general and administrative expenses	10,579	236	316	(G)	11,131
Research and development expenses	6,230	664	—		6,894
Operating income (loss)	3,329	(531)	(316)		2,482

Interest income (expense)	390	—	(18	)(H)	372

Income (loss) before provision for income taxes	3,719	(531)	(334)		2,854
Provision for income taxes	100	—	—		100
Net income (loss)	$3,619	$(531)	$(334)		$2,754

Weighted average common shares:
Basic	17,700				17,700
Diluted	18,421				18,421

Net income per share:
Basic	$0.20				$0.16
Diluted	$0.20				$0.15

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, except per share amounts)

Based on the finalization of an independent valuation and other factors, the pro forma adjustments may differ materially from those presented in these unaudited pro forma condensed combined financial statements.  A change in the valuation assigned to tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments.  The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

Balance Sheet

(A)      The DMS balance sheet as of June 30, 2004 has been prepared on a carve-out basis of accounting.  The carve-out statements have been prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission.  On July 27, 2004 the Company acquired certain assets and liabilities of DMS for approximately $2,288, including costs related to the transaction.

(B)        Shareholders’ equity data is not available for DMS because of the carve-out nature of the entity.  Prior to being acquired, DMS was not a separate operating entity, and therefore shareholders’ equity reflects divisional equity.

(C)        Represents the allocation of the purchase price of $2,100 of cash and $188 of acquisition related costs.  The purchase price was allocated to the assets acquired and liabilities assumed or incurred in connection with the acquisition of DMS as follows:

Allocation of purchase price and related elimination entries:

Cash paid at closing	$(1,890)
Escrowed funds	(210)
Total cash paid seller	(2,100)
Acquisition costs incurred but not invoiced	(188)
Total estimated purchase price (1)	(2,288)
Purchase accounting adjustment for acquired:
Property and equipment	(2)
Purchased technology	2,529
Deferred revenue	(21)
Elimination of the divisional equity of the acquired	$218

(1)          Excludes earn-out payments that may be owed seller under the Asset Purchase Agreement.  The earn-out payments are calculated as twenty percent of the revenues received from DMSVision software license agreements entered during the twelve-month period following the date of acquisition.  The Company currently estimates the total earn-out payment will be between $250 and $750.

(D)       Represents the sale of available for sale securities to fund the acquisition.

Statements of Operations

(E)         Represents the results of DMS for the twelve months ended September 30, 2003.  As a result, the operating information for DMS for the three months ended December 31, 2003 is not presented.  The summarized operating information for the three months ended December 31, 2003 is as follows:

Revenues	$420
Expenses	636
Net loss	$216

(F)         Presented net of reimbursements of $202 under development agreements with DMS’ parent company Hamamatsu Photonics K.K.

(G)        Represents the amortization of purchased technology.  The useful life of the purchased technology is estimated to be four years.

(H)       Represents interest income foregone on net cash used at 1.6% interest rate per annum.